CSW Energy, Inc.
                                  Balance Sheet
                                DECEMBER 31, 1997
                                   (Unaudited)
                                    ($000's)


                         ASSETS

Current Assets
   Cash and cash equivalents                                  $2,774
   Accounts receivable                                           273
   Prepaid expenses                                               67
                                                            --------
            Total current assets                               3,114

Investments In and Advances to Energy Projects               172,918

Notes Receivable - Affiliate                                  54,291

Other Assets
   Construction in progress and project development costs    185,508
   Other - net                                                27,083
                                                            --------
            Total other assets                               212,591

                                                            --------
               Total assets                                 $442,914
                                                            ========


          LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities
   Accounts payable                                          $17,909
   Accrued liabilities and other                               5,342
                                                            --------
            Total current liabilities                         23,251

Long Term Debt                                               199,845

Deferred Income Taxes                                         47,963

Other                                                         63,026
                                                            --------
            Total liabilities                                334,085


Shareholder's Equity
   Common stock                                                    1
   Additional paid-in-capital                                108,120
   Accumulated retained earnings                                 708
                                                            --------
            Total shareholder's equity                       108,829

                                                            --------
               Total liabilities and shareholder's equity   $442,914
                                                            ========